EXHIBIT 99.1

    STURM, RUGER & CO., INC.

SOUTHPORT, CONNECTICUT 06890 U.S.A.

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS FIRST QUARTER 2012 FULLY DILUTED

EARNINGS OF 79¢ PER SHARE

SOUTHPORT, CONNECTICUT, May 1, 2012--Sturm, Ruger & Company, Inc. (NYSE-RGR), announced today that for the first quarter 2012, the Company reported net sales of $112.3 million and fully diluted earnings of 79¢ per share, compared with sales of $75.4 million and fully diluted earnings of 42¢ per share in 2011.

The Company also announced today that its Board of Directors declared a dividend of 32.4¢ per share for the first quarter, for shareholders of record as of May 14, 2012, payable on May 29, 2012.  This dividend necessarily varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share.  Effective with the dividend paid in March 2012, the Company increased the percent of quarterly earnings paid out as dividends by 67%.

Chief Executive Officer Michael O. Fifer made the following comments related to the Company’s results:

•

Our earnings nearly doubled from the first quarter of 2011, driven by the 49% growth in sales and our ongoing focus on continuous improvement in our operations.

•

New product introductions were a significant component of our sales growth as new product sales represented $40.8 million or 37% of sales in the first quarter of 2012. New product introductions in the first quarter of 2012 included:

o

Ruger American Rifle

o

SR22 pistol

o

10/22 Take Down rifle

•

The estimated sell-through of our products from independent distributors to retailers in 2012 increased 62% from the first quarter of 2011.  During this period, National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) increased 23%.

•

On March 21, 2012, the Company announced that it temporarily suspended the acceptance of new orders.  In the first quarter of 2012, orders for 1.2 million units were received by the Company, which exceeded the total units shipped during 2011.  The Company anticipates resuming the acceptance of orders at the end of May 2012.

•

Cash generated from operations during the first quarter of 2012 was $21.8 million. At March 31, 2012, our cash and cash equivalents totaled $95.8 million, an increase of $14.7 million from December 2011.  Our current ratio is 3.0 to 1 and we have no debt.

•

In the first quarter of 2012, capital expenditures totaled $3.0 million.  We expect to invest approximately $20 million for capital expenditures during 2012.

•

At March 31, 2012, stockholders’ equity was $149.8 million, which equates to a book value of $7.82 per share, of which $5.01 per share was cash and equivalents.

•

On March 31, 2012, the Company completed the fourth and final quarter of its “1.2 Million Gun Challenge to Benefit the NRA.”  During this year-long challenge, Ruger donated a total of $1,253,700 to the NRA. We believe that Ruger is the first firearms manufacturer to build and ship more than one million firearms in one year.

Today, the Company filed its Quarterly Report on Form 10-Q for the first quarter of 2012.  The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate.  Investors are urged to read the complete Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger was founded in 1949 and is one of the nation’s leading manufacturers of high-quality firearms for the commercial sporting market.  Sturm, Ruger is headquartered in Southport, CT, with manufacturing facilities located in Newport, NH and Prescott, AZ.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations.  Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited)

(Dollars in thousands, except share data)

	March 31, 2012	December 31, 2011

Assets

Current Assets
Cash and cash equivalents	$ 75,835	$ 81,056
Short-term investments	19,994	—
Trade receivables, net	49,026	42,225
Gross inventories	46,264	49,004
Less LIFO reserve	(37,405)	(37,476)
Less excess and obsolescence reserve	(1,238)	(1,311)
Net inventories	7,621	10,217

Deferred income taxes	6,861	5,776
Prepaid expenses and other current assets	1,025	6,968
Total Current Assets	160,362	146,242

Property, plant and equipment	171,869	169,142
Less allowances for depreciation	(119,252)	(116,195)
Net property, plant and equipment	52,617	52,947
Deferred income taxes	312	32
Other assets	8,102	7,289
Total Assets	$221,393	$206,510

STURM, RUGER & COMPANY, INC.

Condensed Balance Sheets (Unaudited) (Continued)

(Dollars in thousands, except share data)

	March 31, 2012	December 31, 2011

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$ 31,075	$ 28,592
Product liability	1,283	1,305
Employee compensation and benefits	10,644	14,882
Workers’ compensation	4,728	4,600
Income taxes payable	4,405	217
Total Current Liabilities	52,135	49,596

Accrued pension liability	19,082	19,082
Product liability accrual	398	441

Contingent liabilities	—	—
Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
Authorized shares – 40,000,000 2012 – 23,445,371 issued, 19,145,937 outstanding 2011 – 23,382,566 issued, 19,083,132 outstanding	23,445	23,383
Additional paid-in capital	11,358	10,454
Retained earnings	180,402	168,981
Less: Treasury stock – at cost 2012 – 4,299,434 shares 2011 – 4,299,434 shares	(37,884)	(37,884)
Accumulated other comprehensive loss	(27,543)	(27,543)
Total Stockholders’ Equity	149,778	137,391
Total Liabilities and Stockholders’ Equity	$221,393	$206,510

STURM, RUGER & COMPANY, INC.

Condensed Statements of Income and Comprehensive Income (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31, 2012	April 2, 2011

Net firearms sales	$ 110,787	$74,441
Net castings sales	1,550	1,000
Total net sales	112,337	75,441

Cost of products sold	70,544	51,446

Gross profit	41,793	23,995

Operating expenses:
Selling	10,999	6,912
General and administrative	6,378	4,625
Total operating expenses	17,377	11,537

Operating income	24,416	12,458

Other income:
Interest (expense) income, net	(23)	50
Other income, net	178	106
Total other income, net	155	156

Income before income taxes	24,571	12,614

Income taxes	9,091	4,667

Net income and comprehensive income	$ 15,480	$ 7,947

Basic earnings per share	$0.81	$0.42

Fully diluted earnings per share	$0.79	$0.42

Cash dividends per share	$0.212	$0.050

STURM, RUGER & COMPANY, INC.

Condensed Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31, 2012	April 2, 2011

Operating Activities
Net income	$15,480	$ 7,947
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	3,388	2,930
Slow moving inventory valuation adjustment	(53)	(125)
Stock-based compensation	928	459
Gain on sale of assets	—	(7)
Deferred income taxes	(1,365)	(1,556)
Changes in operating assets and liabilities:
Trade receivables	(6,801)	1,135
Inventories	2,649	6,404
Trade accounts payable and accrued expenses	2,611	3,319
Employee compensation and benefits	(4,238)	(2,384)
Product liability	(65)	172
Prepaid expenses, other assets and other liabilities	5,119	(472)
Income taxes payable	4,188	2,914
Cash provided by operating activities	21,841	20,736

Investing Activities
Property, plant and equipment additions	(3,047)	(4,306)
Proceeds from sale of assets	—	7
Purchases of short-term investments	(19,994)	(61,483)
Proceeds from maturities of short-term investments	—	46,994
Cash used for investing activities	(23,041)	(18,788)

Financing Activities
Tax benefit from exercise of stock options	922	1,247
Repurchase of common stock	—	(1,999)
Payment of employee withholding tax related to share-based compensation	(884)	—
Dividends paid	(4,059)	(938)
Cash used for financing activities	(4,021)	(1,690)

(Decrease) Increase in cash and cash equivalents	(5,221)	258

Cash and cash equivalents at beginning of period	81,056	5,132

Cash and cash equivalents at end of period	$ 75,835	$ 5,390